UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2022

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE, FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2022, Michael A Brannan, the Vice President of Operations of Aehr Test Systems (the “Company”), voluntarily terminated his employment with the Company.  The Company appointed David Fucci as Interim Vice President of Operations of the Company effective upon Mr. Brannan’s termination.

Mr. Fucci, age 72, originally joined the Company as Vice President of Operations in June 2014, and retired from the Company in June 2020.

Mr. Fucci does not have a family relationship with any member of the Board or any executive officer of the Company, and Mr. Fucci has not been a participant or had an interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangement with David Fucci

In connection with the appointment of Mr. Fucci to his position as the Company's Interim Vice President of Operations, Mr. Fucci will receive, among other things, a salary of $ $6,250 per week and will be eligible to receive a bonus based upon achieving quarterly revenue targets.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aehr Test Systems
(Registrant)

Date: January 25, 2022	By:	/s/ Kenneth B. Spink
Kenneth B. Spink
Vice President of Finance and
Chief Financial Officer

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